Calculation of Filing Fee Tables
S-8
AYTU BIOPHARMA, INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	300,000	$ 2.37	$ 711,000.00	0.0001531	$ 108.85
Total Offering Amounts:						$ 711,000.00		$ 108.85
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 108.85
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock, par value $0.0001 per share ("Common Stock") which may become issuable under the Aytu BioPharma, Inc. 2023 Equity Incentive Plan, as amended (the "Incentive Plan"), by reason of any stock splits, stock dividends, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the registration fee. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low sale prices of the Registrant's Common Stock as reported on The Nasdaq Stock Market LLC on September 17, 2025. Represents 300,000 shares of Common Stock reserved for future issuance under the Incentive Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A